Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-193034, 333-249717 and 333-267488, and 333-276451) of Silicom Ltd. of our report dated March 17, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Haifa, Israel
April 29, 2025